                                                               Exhibit 10.5(i)**


[LOGO OF CEPHALON APPEARS HERE]




                                February 2, 1998



Laboratoire L. Lafon
19 Avenue du Professeur-Cadiot
94701 Maisons Alfort
France

     RE:  Amendment No. 6 to License Agreement and Supply Agreement
          ---------------------------------------------------------

Gentlemen:

     This letter agreement shall serve as an amendment to (a) the License Agreement dated January 20, 1993, as previously amended ("License Agreement") between Cephalon, Inc. ("Cephalon") and Laboratoire L. Lafon ("Lafon"), and (b) the Supply Agreement dated January 20, 1993, as previously amended (the "Supply Agreement") between Cephalon and Lafon. All capitalized terms not otherwise defined herein shall be used as defined in the License Agreement.

     1. The term "Territory," for all purposes under the License Agreement and the Supply Agreement, is hereby expanded to include the Republics of Italy and San Marino (collectively, the "Italian Territory").

     2. Appendix A to the License Agreement is hereby amended to add all patents and patent applications related to the composition, manufacture or use of modafinil, as filed or registered in the Italian Territory as of the date hereof, including, without limitation, the following:

          European Patent 91 401 563.1
          European Patent 92 403 381.4

     3. In consideration of the expansion of the Territory, Cephalon shall pay to Lafon, in addition to the license fees and royalties to be paid by Cephalon for other licensed territories pursuant to Section 1 of Article V of the License Agreement and previous letter agreements, the following license fees totaling [*] US Dollars (USD[*]):

          a. [*] US Dollars (USD [*]), payable upon Lafon's signature of this letter agreement;

                                       * THE CONFIDENTIAL MATERIAL CONTAINED
                                         HEREIN HAS BEEN OMITTED AND HAS BEEN
                                         FILED SEPARATELY WITH THE COMMISSION.

                                      ** Certain portions of this exhibit have
                                         been omitted based upon a request for
                                         confidential treatment that has been
                                         filed with the Commission. Pre omitted
                                         portions have been filed separately
                                         with the Commission.

Laboratoire L. Lafon
February 2, 1998
Page -2-

          b. [*] US Dollars (USD [*]), payable upon the initial regulatory approval of a Licensed Product by the Italian Ministry of Health.

     4. Sections 3.b and 3.c of the License Agreement shall not apply to the Italian Territory. Instead, the following provisions shall apply to product registration activities in the Italian Territory:

          3.b. It is agreed that all product registrations (and applications) within the Italian Territory are to be in CEPHALON's name (or the name of a CEPHALON Affiliate or sublicensee). LAFON shall take such actions as may be required to identify CEPHALON (or its Affiliate or sublicensee) as the applicant and the holder of the product license within the Italian Territory, and, upon request, shall sign any instruments required by applicable law to confirm Cephalon's authorization under this Agreement to apply for any other authorizations required to market the Licensed Product in the Italian Territory, and/or join in any such application by Cephalon, if required. CEPHALON and/or its sublicensee shall have the right to meet with the appropriate regulatory authorities (including pricing and reimbursement authorities), but shall keep LAFON informed of all such meetings and, upon request, shall provide LAFON with copies of all relevant correspondence with such authorities.

          3.c. CEPHALON shall conduct, at its own expense, all necessary trials for purposes of obtaining regulatory approvals of the Licensed Product in the Italian Territory.

          3.d. LAFON will furnish CEPHALON, upon request, copies of correspondence and communications whether occurring prior to the date hereof or hereafter between LAFON and the Italian regulatory authorities related to applications for marketing approval for the Licensed Product in the Italian Territory.

      5. Section l.b. of Article V of the License Agreement is hereby amended and restated in its entirety as follows:

     "In addition, CEPHALON shall pay to LAFON a royalty on Net Sales of Licensed Products by CEPHALON and/or its sublicensees, calculated at the rate of [*] per cent ([*]) during the first [*] from the date of first commercial sale of the first Licensed Product in each country within the Territory, and [*] per cent ([*]) thereafter in such country."

                                  *THE CONFIDENTIAL MATERIAL CONTAINED HEREIN
                                   HAS BEEN OMITTED AND HAS BEEN FILED
                                   SEPARATELY WITH THE COMMISSION.

Laboratoire L. Lafon
February 2, 1998
Page -3-

     6. Lafon and Cephalon shall cooperate to take all actions that are reasonably available under applicable laws to extend the term of each of the Patents in the Italian Territory including, without limitation, applying for a "Supplementary Protection Certificate" pursuant to Council Regulation (EEC) No. 1768/92 of 18 June, 1992 of The Council of the European Communities. The out-of-pocket costs and expenses associated with such actions shall be shared equally by the parties.

     7. Each of Cephalon and Lafon hereby restates its respective representations and warranties made in the License Agreement and the Supply Agreement, as each such agreement has been amended pursuant to this letter agreement. Lafon confirms that it is free to enter into this letter agreement, without obligation to any third party. Cephalon shall not be responsible to any third party asserting a claim through Lafon with respect to the development, manufacture or sale of Licensed Product for the Italian Territory.

     8. Except as specifically supplemented by this letter agreement, all provisions of each of the License Agreement and the Supply Agreement (in each case, as amended prior to the date hereof) are confirmed to be and shall remain in full force and effect.

     If the foregoing is acceptable, please indicate your agreement in the space provided below.

                                             CEPHALON, INC

                                             By: /s/ Bruce A. Peacock
                                                ----------------------------
                                                Bruce A. Peacock,
                                                Executive Vice President
                                                and Chief Operating Officer


Accepted and agreed to this
10th of February, 1998.


LABORATOIRE L. LAFON



By: /s/ F.C. Lafon
   -------------------------
   F.C. Lafon
   Chief Executive Officer